Pilgrim’s Pride Reports Third Quarter 2022 Results with $4.47 Billion in Net Sales and Operating Income Margin of 7.6%

GREELEY, Colo., October 26, 2022 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC), one of the world's largest poultry producers, reports its third quarter 2022 financial results.

Third Quarter Highlights
•Net Sales of $4.47 billion, up 16.8% from prior year.
•Consolidated GAAP operating income margin of 7.6% with GAAP operating income margins of 11.9% in U.S., (3.2)% in Mexico and 1.2% in Europe.
•GAAP Net Income of $259.0 million and GAAP EPS of $1.08. Adjusted Net Income of $260.7 million or adjusted EPS of $1.09.
•Adjusted EBITDA of $460.5 million, or a 10.3% margin, 32.7% higher than a year ago.
•We are extremely proud of the agility of our teams in their relentless pursuit of operational excellence in the face of extensive inflationary headwinds.
•Our diversified U.S. portfolio across bird sizes and our Key Customers strategy proved a differentiating factor during changing market conditions. Strengthening in our Case Ready and Small Bird businesses, combined with Prepared Foods momentum mitigated significant volatility in Big Bird Debone.
•Our brand momentum continues throughout U.S. retail as Just Bare® and Pilgrim’s® prepared products grew over 45% year over year. E-commerce across our U.S. branded portfolio grew more than 65%.
•Despite a challenging consumer environment and extensive cost escalation, our U.K. and Europe business drove sequential quarter-over-quarter profit improvement through continued focus on Key Customer partnerships and operational efficiencies.
•Our Mexico business experienced a decline in overall sales and profitability given seasonality, weakened market conditions, and significant challenges in live operations at our locations.
•In building on our commitment to corporate responsibility, we issued our 2021 Sustainability Report in August which demonstrated our progress to becoming an industry champion in the ESG arena.
•Our liquidity position remains strong with an adjusted EBITDA net leverage ratio at 1.33; providing us the ability to further progress on our growth strategy, while we remain on-track with our previously announced organic growth projects.

(Unaudited)	Three Months Ended				Nine Months Ended
	September 25, 2022	September 26, 2021	Y/Y Change		September 25, 2022	September 26, 2021	Y/Y Change
	(In millions, except per share and percentages)
Net sales	$4,469.0	$3,827.6	+16.8%		$13,341.0	$10,738.7	+24.2%
U.S. GAAP EPS	$1.08	$0.25	+332.0%		$3.73	$(0.02)	NM(2)
Operating income (loss)	$339.2	$120.8	+180.8%		$1,254.1	$156.1	+703.4%
Adjusted EBITDA(1)	$460.5	$346.9	+32.7%		$1,585.5	$972.4	+63.1%
Adjusted EBITDA margin(1)	10.3%	9.1%	+1.2	pts	11.9%	9.1%	+2.8	pts
(1)     Reconciliations for non-U.S. GAAP measures are provided in subsequent sections within this release.
(2)    This Y/Y change is designated not meaningful (or “NM”) due to significant one-time items recognized in prior year.
“During the third quarter, we experienced significant changes in market fundamentals. To navigate these challenges, our team members maintained their determination and focus on our operations. As a result, third quarter sales grew almost 17% and Adjusted EBITDA nearly 33% from prior year,” said Fabio Sandri, Chief Executive Officer of Pilgrim’s.
Throughout the quarter, commodity cutout values in the U.S. declined from five-year highs while inflationary pressures continued to mount. Nonetheless, the U.S. business achieved an adjusted EBITDA margin over 14%.
“Our strong performance in the U.S. highlights the strength and effectiveness of our strategy. Our diversified portfolio offerings across multiple bird sizes helps mitigate volatility, whereas our Key Customer relationships cultivated profitable growth for all involved. When these factors are combined with our relentless focus on operational excellence, we demonstrated our ability to drive strong performance throughout a challenging environment,” remarked Fabio Sandri.
Despite continued inflationary headwinds and a challenging consumer environment, our U.K. and Europe business improved its adjusted EBITDA from the previous quarter and previous year. In addition, the team announced additional steps to mitigate further headwinds via optimization of our network and increasing innovation.
“Although I am pleased with our improvement to date, I am even more impressed by the team’s ability to work together to further optimize our manufacturing footprint, to engage with Key Customers to mitigate continued cost escalation, and to develop strategies to minimize potential commodity challenges. These combined efforts will strengthen our foundation for profitable growth,” said Fabio Sandri.
Our Mexico business experienced a decline in sales and profitability relative to prior year and the prior quarter given seasonal changes in demand and continued issues with bird mortality due to disease. “The Mexico business has historically experienced significant quarter-over-quarter earnings volatility. Nonetheless, we remain confident in the business and its long-term prospects,” commented Mr. Sandri.
Pilgrim’s also built additional momentum for its 2040 Net Zero Program with approved investments of nearly $40 million in plant level improvements that both enhanced overall operational efficiency and reduced greenhouse gas emissions. In addition, Pilgrim’s published its 2021 Sustainability Report in August illustrating the downward trajectory of its greenhouse gas emissions intensity.
“I am proud of our progress to date in sustainability and look forward to continuing our journey towards Net Zero, especially as it simultaneously strengthens our business and creates a better future for all of our team members and their communities. I am very confident that these efforts, when combined with our team’s ability to consistently execute our strategy, will help drive our vision of becoming the best and most respected company in our industry, even under the most difficult circumstances,” remarked Fabio Sandri.
Conference Call Information
A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, October 27, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-

register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: https://services.choruscall.com/links/ppc221027.html

You may also reach the pre-registration link by logging in through the investor section of our website at
https://ir.pilgrims.com in the “Events & Presentations” section.

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.”

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com.
About Pilgrim’s Pride
Pilgrim’s employs over 60,000 people and operates protein processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, the Republic of Ireland and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.
Forward-Looking Statements
Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: the impact of the COVID-19 pandemic, efforts to contain the pandemic and resulting economic downturn on our operations and financial condition, including the risk that our health and safety measures at Pilgrim’s Pride production facilities will not be effective, the risk that we may be unable to prevent the infection of our employees at these facilities, and the risk that we may need to temporarily close one or more of our production facilities; the risk that we may experience decreased production and sales due to the changing demand for food products; the risk that we may face a significant increase in delayed payments from our customers; and additional risks related to COVID-19 set forth in our most recent Form 10-K and Form 10-Q filed with the SEC; matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channels, including, but not limited to, the impacts of the Russia-Ukraine conflict; the risk of cyber-attacks, natural disasters, power losses, unauthorized access, telecommunication failures, and other problems on our information systems; and the impact of uncertainties of litigation and other legal matters described in our most recent Form 10-K and Form 10-Q, including the In re Broiler Chicken Antitrust Litigation, as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contact:	Andrew Rojeski
Head of Strategy, Investor Relations, & Net Zero Programs
IRPPC@pilgrims.com
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	September 25, 2022	December 26, 2021
	(In thousands)
Cash and cash equivalents	$654,213	$427,661
Restricted cash and restricted cash equivalents	29,880	22,460
Trade accounts and other receivables, less allowance for credit losses	1,115,156	1,013,437
Accounts receivable from related parties	9,855	1,345
Inventories	1,934,698	1,575,658
Income taxes receivable	61,684	27,828
Prepaid expenses and other current assets	227,434	237,565
Total current assets	4,032,920	3,305,954
Deferred tax assets	4,637	5,314
Other long-lived assets	31,935	32,410
Operating lease assets, net	293,564	351,226
Intangible assets, net	779,621	963,243
Goodwill	1,124,286	1,337,252
Property, plant and equipment, net	2,812,049	2,917,806
Total assets	$9,079,012	$8,913,205

Accounts payable	$1,539,752	$1,378,077
Accounts payable to related parties	17,055	22,317
Revenue contract liabilities	35,734	22,321
Accrued expenses and other current liabilities	857,189	859,885
Income taxes payable	131,816	81,977
Current maturities of long-term debt	26,269	26,246
Total current liabilities	2,607,815	2,390,823
Noncurrent operating lease liabilities, less current maturities	221,514	271,366
Long-term debt, less current maturities	3,183,951	3,191,161
Deferred tax liabilities	278,143	369,185
Other long-term liabilities	47,340	101,736
Total liabilities	6,338,763	6,324,271
Common stock	2,617	2,614
Treasury stock	(544,687)	(345,134)
Additional paid-in capital	1,970,310	1,964,028
Retained earnings	1,904,475	1,003,569
Accumulated other comprehensive loss	(604,994)	(47,997)
Total Pilgrim’s Pride Corporation stockholders’ equity	2,727,721	2,577,080
Noncontrolling interest	12,528	11,854
Total stockholders’ equity	2,740,249	2,588,934
Total liabilities and stockholders’ equity	$9,079,012	$8,913,205

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021
	(In thousands, except per share data)
Net sales	$4,468,969	$3,827,566	$13,341,012	$10,738,689
Cost of sales	3,971,699	3,455,723	11,624,991	9,725,362
Gross profit	497,270	371,843	1,716,021	1,013,327
Selling, general and administrative expense	158,068	251,066	461,902	857,217
Operating income	339,202	120,777	1,254,119	156,110
Interest expense, net of capitalized interest	36,895	29,833	111,303	110,818
Interest income	(2,673)	(1,244)	(4,957)	(4,452)
Foreign currency transaction losses	54	2,359	14,348	9,018
Miscellaneous, net	(19,822)	(1,391)	(21,834)	(10,005)
Income before income taxes	324,748	91,220	1,155,259	50,731
Income tax expense	65,749	30,385	253,679	55,931
Net income (loss)	258,999	60,835	901,580	(5,200)
Less: Net income attributable to noncontrolling interests	647	110	674	554
Net income (loss) attributable to Pilgrim’s Pride Corporation	$258,352	$60,725	$900,906	$(5,754)

Weighted average shares of Pilgrim's Pride Corporation common stock outstanding:
Basic	238,559	243,675	240,865	243,643
Effect of dilutive common stock equivalents	649	520	629	—
Diluted	239,208	244,195	241,494	243,643

Net income (loss) attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$1.08	$0.25	$3.74	$(0.02)
Diluted	$1.08	$0.25	$3.73	$(0.02)

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 25, 2022	September 26, 2021
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$901,580	$(5,200)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	300,962	274,336
Deferred income tax benefit	(48,611)	(26,436)
Stock-based compensation	5,982	8,418
Gain on property disposals	(5,620)	(3,605)
Loan cost amortization	4,311	3,762
Accretion of discount related to Senior Notes	1,288	1,104
Loss (gain) on equity-method investments	1	(12)
Loss on early extinguishment of debt recognized as a component of interest expense	—	24,654
Amortization of premium related to Senior Notes	—	(167)
Changes in operating assets and liabilities:
Trade accounts and other receivables	(211,827)	(138,948)
Inventories	(455,465)	(149,653)
Prepaid expenses and other current assets	(3,525)	13,718
Accounts payable, accrued expenses and other current liabilities	297,271	274,932
Income taxes	10,241	66,413
Long-term pension and other postretirement obligations	(3,128)	(13,491)
Other operating assets and liabilities	(2,847)	(2,330)
Cash provided by operating activities	790,613	327,495
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(342,588)	(280,820)
Proceeds from property disposals	14,607	22,896
Purchase of acquired business, net of cash acquired	(9,692)	(953,947)
Proceeds from insurance recoveries	7,339	—
Cash used in investing activities	(330,334)	(1,211,871)
Cash flows from financing activities:
Payments on revolving line of credit, long-term borrowings and finance lease obligations	(370,332)	(2,005,960)
Proceeds from revolving line of credit and long-term borrowings	362,541	2,951,707
Purchase of common stock under share repurchase program	(199,553)	—
Payments of capitalized loan costs	(3,070)	(22,293)
Payment of equity distribution under Tax Sharing Agreement between JBS USA Holdings and Pilgrim’s Pride Corporation	(1,961)	(650)
Payments on early extinguishment of debt	—	(21,258)
Cash provided by (used in) financing activities	(212,375)	901,546
Effect of exchange rate changes on cash and cash equivalents	(13,932)	(381)
Increase in cash, cash equivalents and restricted cash	233,972	16,789
Cash, cash equivalents and restricted cash, beginning of period	450,121	548,406
Cash, cash equivalents and restricted cash, end of period	$684,093	$565,195

PILGRIM’S PRIDE CORPORATION
Non-GAAP Financial Measures Reconciliation
(Unaudited)

“EBITDA” is defined as the sum of net income plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (1) foreign currency transaction losses, (2) transaction costs related to business acquisitions, (3) costs related to the DOJ agreement and litigation settlements, (4) property insurance recoveries for Mayfield, Kentucky tornado property damage losses, (5) deconsolidation of subsidiary and (6) net income attributable to noncontrolling interests. EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the U.S. (“U.S. GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA applicable to continuing operations. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. In addition, other companies in our industry may calculate these measures differently limiting their usefulness as a comparative measure. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. These limitations should be compensated for by relying primarily on our U.S. GAAP results and using EBITDA and Adjusted EBITDA only on a supplemental basis.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021
	(In thousands)
Net income (loss)	$258,999	$60,835	$901,580	$(5,200)
Add:
Interest expense, net(a)	34,222	28,589	106,346	106,366
Income tax expense	65,749	30,385	253,679	55,931
Depreciation and amortization	98,966	92,076	300,962	274,336
EBITDA	457,936	211,885	1,562,567	431,433
Add:
Foreign currency transaction losses(b)	54	2,359	14,348	9,018
Transaction costs related to acquisitions(c)	—	6,773	972	9,318
DOJ agreement and litigation settlements(d)	19,300	126,000	28,282	524,285
Minus:
Property insurance recoveries for Mayfield tornado losses(e)	16,182	—	19,997	—
Deconsolidation of subsidiary(f)	—	—	—	1,131
Net income attributable to noncontrolling interest	647	110	674	444
Adjusted EBITDA	$460,461	$346,907	$1,585,498	$972,369

(a)Interest expense, net, consists of interest expense less interest income.
(b)The Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements, as well as, from our U.K. and Europe reportable segment are included in the line item Foreign currency transaction losses in the Condensed Consolidated Statements of Income.
(c)Transaction costs related to acquisitions includes those charges that are incurred in conjunction with business acquisitions.
(d)On October 13, 2020, Pilgrims announced that we entered into a plea agreement (the “Plea Agreement”) with the DOJ. As a result of the Plea Agreement, we recognized a fine of $110.5 million. On February 23, 2021, the Colorado Court approved the Plea Agreement and assessed a fine of $107.9 million. The difference between the original accrual and the payment is recorded in DOJ agreement and litigation settlements in the three months ended March 28, 2021. The additional expense recognized in the three and nine months ended September 26, 2021 and September 25, 2022 was offset by amounts recognized in anticipation of probable settlements in ongoing litigation.
(e)This represents property insurance recoveries for the property damage losses incurred as a result of the tornado in Mayfield, KY in December 2021.
(f)This represents a gain recognized as a result of deconsolidation of a subsidiary.

The summary unaudited consolidated income statement data for the twelve months ended September 25, 2022 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the nine months ended September 26, 2021 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 26, 2021 and (2) the applicable unaudited consolidated income statement data for the nine months ended September 25, 2022.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA
(Unaudited)

	Three Months Ended				LTM Ended
	December 26, 2021	March 27, 2022	June 26, 2022	September 25, 2022	September 25, 2022
	(In thousands)
Net income	$36,468	$280,560	$362,021	$258,999	$938,048
Add:
Interest expense, net	33,370	35,022	37,102	34,222	139,716
Income tax expense	5,191	75,219	112,711	65,749	258,870
Depreciation and amortization	106,488	102,142	99,854	98,966	407,450
EBITDA	181,517	492,943	611,688	457,936	1,744,084
Add:
Foreign currency transaction losses (gains)	(18,400)	11,536	2,758	54	(4,052)
Transaction costs related to acquisitions	9,540	717	255	—	10,512
DOJ agreement and litigation settlements	131,940	500	8,482	19,300	160,222
Restructuring activities	5,802	—	—	—	5,802
Hometown Strong commitment	1,000	—	—	—	1,000
Charge for fair value markup of acquired inventory	4,974	—	—	—	4,974
Minus:
Property insurance recoveries for Mayfield tornado losses	—	3,815	—	16,182	19,997
Net income (loss) attributable to noncontrolling interest	(286)	122	(95)	647	388
Adjusted EBITDA	$316,659	$501,759	$623,278	$460,461	$1,902,157

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by net sales for the applicable period. EBITDA margins are presented because they are used by management and we believe it is frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin
(Unaudited)

	Three Months Ended		Nine Months Ended		Three Months Ended		Nine Months Ended
	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021
	(In thousands)
Net income (loss)	$258,999	$60,835	$901,580	$(5,200)	5.80%	1.59%	6.76%	(0.05)%
Add:
Interest expense, net	34,222	28,589	106,346	106,366	0.77%	0.75%	0.80%	0.99%
Income tax expense	65,749	30,385	253,679	55,931	1.47%	0.79%	1.90%	0.52%
Depreciation and amortization	98,966	92,076	300,962	274,336	2.21%	2.40%	2.25%	2.55%
EBITDA	457,936	211,885	1,562,567	431,433	10.25%	5.53%	11.71%	4.01%
Add:
Foreign currency transaction losses	54	2,359	14,348	9,018	—%	0.06%	0.10%	0.08%
Transaction costs related to business acquisitions	—	6,773	972	9,318	—%	0.18%	0.01%	0.09%
DOJ agreement and litigation settlements	19,300	126,000	28,282	524,285	0.43%	3.29%	0.21%	4.88%
Minus:
Property insurance recoveries for Mayfield tornado losses	16,182	—	19,997	—	0.36%	—%	0.15%	—%
Deconsolidation of subsidiary	—	—	—	1,131	—%	—%	—%	0.01%
Net income attributable to noncontrolling interest	647	110	674	554	0.01%	—%	0.01%	0.01%
Adjusted EBITDA	$460,461	$346,907	$1,585,498	$972,369	10.31%	9.06%	11.87%	9.04%

Net sales	$4,468,969	$3,827,566	$13,341,012	$10,738,689	$4,468,969	$3,827,566	$13,341,012	$10,738,689

Adjusted Operating Income is calculated by adding to Operating Income certain items of expense and deducting from Operating Income certain items of income. Management believes that presentation of Adjusted Operating Income provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income to adjusted operating income as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Operating Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021
	(In thousands)
GAAP operating income (loss), U.S. operations	$338,548	$70,666	$1,146,821	$(85,380)
Transaction costs related to acquisitions	—	6,773	972	9,318
DOJ agreement and litigation settlements	19,300	126,000	28,282	524,285
Property insurance recoveries for Mayfield tornado losses	(16,182)	—	(19,997)	—
Adjusted operating income, U.S. operations	$341,666	$203,439	$1,156,078	$448,223
Adjusted operating income margin, U.S. operations	12.0%	8.2%	13.9%	6.7%

Adjusted Operating Income Margin for the U.S. is calculated by dividing Adjusted operating income by Net Sales. Management believes that presentation of Adjusted Operating Income Margin provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income margin for the U.S. to adjusted operating income margin for the U.S. is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP Operating Income Margin to Adjusted Operating Income Margin
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021
	(In percent)
GAAP operating income margin, U.S. operations	11.9%	2.9%	13.8%	(1.3)%
Transaction costs related to acquisitions	—%	0.2%	—%	0.1%
DOJ agreement and litigation settlements	0.7%	5.1%	0.4%	7.9%
Property insurance recoveries for Mayfield tornado losses	(0.6)%	—%	(0.3)%	—%
Adjusted operating income margin, U.S. operations	12.0%	8.2%	13.9%	6.7%

Adjusted net income attributable to Pilgrim's Pride Corporation (“Pilgrim's”) is calculated by adding to Net income (loss) attributable to Pilgrim's certain items of expense and deducting from Net income (loss) attributable to Pilgrim's certain items of income, as shown below in the table. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with U.S. GAAP, to compare the performance of companies. Management also believe that this non-U.S. GAAP financial measure, in combination with our financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of such charges on net income attributable to Pilgrim’s Pride Corporation per common diluted share. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is not a measurement of financial performance under U.S. GAAP, has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. Management believes that presentation of adjusted net income attributable to Pilgrim’s provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of net income (loss) attributable to Pilgrim’s Pride Corporation per common diluted share to adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Net Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021
	(In thousands, except per share data)
Net income (loss) attributable to Pilgrim's	$258,352	$60,725	$900,906	$(5,754)
Add:
Foreign currency transaction losses	54	2,359	14,348	9,018
Transaction costs related to acquisitions	—	6,773	972	9,318
DOJ agreement and litigation settlements	19,300	126,000	28,282	524,285
Loss on early extinguishment of debt recognized as a component of interest expense	—	400	—	24,654
Minus:
Property insurance recoveries for Mayfield tornado losses	16,182	—	19,997	—
Deconsolidation of subsidiary	—	—	—	1,131
Adjusted net income attributable to Pilgrim's before tax impact of adjustments	261,524	196,257	924,511	560,390
Net tax impact of adjustments(a)	(790)	(33,761)	(5,880)	(141,026)
Adjusted net income attributable to Pilgrim's	$260,734	$162,496	$918,631	$419,364
Weighted average diluted shares of common stock outstanding	239,208	244,195	241,494	243,643
Adjusted net income attributable to Pilgrim's per common diluted share	$1.09	$0.67	$3.80	$1.72
(a)    Net tax expense (benefit) of adjustments represents the tax impact of all adjustments shown above.

Adjusted EPS is calculated by dividing the adjusted net income attributable to Pilgrim's stockholders by the weighted average number of diluted shares. Management believes that Adjusted EPS provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of U.S. GAAP to non-U.S. GAAP financial measures is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021
	(In thousands, except per share data)
GAAP EPS	$1.08	$0.25	$3.73	$(0.02)
Add:
Foreign currency transaction losses	—	0.01	0.06	0.04
Transaction costs related to acquisitions	—	0.03	—	0.04
DOJ agreement and litigation settlements	0.08	0.52	0.12	2.15
Loss on early extinguishment of debt recognized as a component of interest expense	—	—	—	0.10
Minus:
Property insurance recoveries for Mayfield tornado losses	0.07	—	0.08	—
Adjusted EPS before tax impact of adjustments	1.09	0.81	3.83	2.31
Net tax impact of adjustments(a)	—	(0.14)	(0.03)	(0.59)
Adjusted EPS	$1.09	$0.67	$3.80	$1.72

Weighted average diluted shares of common stock outstanding	239,208	244,195	241,494	243,643
(a)    Net tax impact of adjustments represents the tax impact of all adjustments shown above.

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 25, 2022	September 26, 2021	September 25, 2022	September 26, 2021
	(In thousands)
Sources of net sales by geographic region of origin:
U.S.	$2,836,920	$2,466,850	$8,318,007	$6,714,879
U.K. and Europe	1,203,095	930,440	3,640,129	2,721,019
Mexico	428,954	430,276	1,382,876	1,302,791
Total net sales	$4,468,969	$3,827,566	$13,341,012	$10,738,689

Sources of cost of sales by geographic region of origin:
U.S.	$2,391,612	$2,188,822	$6,906,059	$6,063,644
U.K. and Europe	1,150,626	898,116	3,479,626	2,600,842
Mexico	429,475	368,799	1,239,348	1,060,918
Elimination	(14)	(14)	(42)	(42)
Total cost of sales	$3,971,699	$3,455,723	$11,624,991	$9,725,362

Sources of gross profit by geographic region of origin:
U.S.	$445,308	$278,028	$1,411,948	$651,235
U.K. and Europe	52,469	32,324	160,503	120,177
Mexico	(521)	61,477	143,528	241,873
Elimination	14	14	42	42
Total gross profit	$497,270	$371,843	$1,716,021	$1,013,327

Sources of operating income (loss) by geographic region of origin:
U.S.	$338,548	$70,666	$1,146,821	$(85,380)
U.K. and Europe	14,198	445	406	32,771
Mexico	(13,558)	49,652	106,850	208,677
Elimination	14	14	42	42
Total operating income	$339,202	$120,777	$1,254,119	$156,110